UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 27, 2024

SL GREEN REALTY CORP.

SL GREEN OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13199	13-3956775
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

Delaware	333-167793-02	13-3960398
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

One Vanderbilt Avenue
New York, New York 10017

(Address of principal executive offices, including zip code)

(212) 594-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Trading Symbol	Title of Each Class	Name of Each Exchange on Which Registered
SL Green Realty Corp.	SLG	Common Stock, $0.01 par value	New York Stock Exchange
SL Green Realty Corp.	SLG.PRI	6.500% Series I Cumulative Redeemable Preferred Stock, $0.01 par value	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Extension of Marc Holliday as Chief Executive Officer and Chairman

On December 27, 2024, Marc Holliday and SL Green Realty Corp. (the “Company”) agreed to extend Mr. Holliday’s term as Chief Executive Officer and Chairman for an additional three and a half years through July 18, 2028. Mr. Holliday also currently holds the title of Interim President. Mr. Holliday’s current employment agreement will remain in effect until the effective date of the new employment agreement on January 18, 2025.

The following summarizes the material terms of the new agreement entered into by the Company and Mr. Holliday in connection with this extension:

Term:	Three and a half years (1/18/25 – 7/18/28), with automatic renewals for successive one-year periods unless either party provides prior written notice of non-renewal. In the event that a Change-in-Control occurs within 18 months prior to the scheduled expiration of the term, Mr. Holliday may extend the term until the date that is 18 months after the Change-in-Control.
Base Salary:	$1,400,000 per year.
Formulaic Annual Cash Bonus:	Opportunity to earn 50-400% of base salary, with a target amount of 200% of base salary, upon the achievement of specific goals established in advance by the Compensation Committee.
Annual Time-Based Awards:

Time-Based Component: Beginning in January 2025, Mr. Holliday will receive an annual award of time-based LTIP units in an amount not less than $5,000,000 (such units, the “Annual Time-Based LTIP Units”), with one-third of each award vesting on January 1 of each of the first three years following such award. The Annual Time-Based LTIP Units may accelerate upon a termination of Mr. Holliday’s employment without Cause or for Good Reason, whether during or after the term of the employment agreement, or upon Mr. Holliday’s resignation following expiration of the term.

Outperformance Modifier: To the extent the Annual Time-Based LTIP Units granted pursuant to an award become vested in full, the Annual Time-Based LTIP Units may be increased by a number of additional units up to 200% of the Annual Time-Based LTIP Units (such units, the “Outperformance LTIP Units”), as set forth below, based upon the achievement of three-year specific operational or financial goals covering a measurement period of three years starting with the fiscal year during which the grant date occurs, which goals will be established in advance by the Compensation Committee. In the event that vesting of the Annual Time-Based LTIP Units accelerates, the Outperformance LTIP Units will remain eligible to be earned at the conclusion of the three-year performance period. In connection with a Change-in-Control prior the conclusion of any performance period, performance will be determined based on actual, annualized performance through the date of the Change-in-Control (or the most recent practicable date).

Outperformance Metric Modifier
	Performance Level	Threshold	Target	Maximum
	Percent Modifier	+50%	+100%	+200%

Annual Performance-Based Awards:

Beginning in January 2025, Mr. Holliday will receive an annual award of performance-based LTIP units with a target value of $5,000,000.

As set forth below, earning of the performance-based LTIP units will be based on relative TSR performance over a three-year period (with linear interpolation applying between levels):

Relative TSR over 3 Years
	Performance Level	Threshold	Target	Maximum
	Percentage Earned	50%	100%	225%

The amount earned based on achievement of relative TSR may be modified down by up to 25% or up by up to 50% based on absolute TSR over three years.

The specific hurdles will be determined by the Compensation Committee at the time of each award; provided that the absolute TSR modifier and relative TSR hurdles for the 2025 award are specified in the agreement.

The LTIP units will remain outstanding following a termination of Mr. Holliday’s employment without Cause or for Good Reason, whether during or after the term of the employment agreement, or following Mr. Holliday’s resignation following expiration of the term.

In connection with a Change-in-Control prior the conclusion of any performance period, absolute and relative TSR performance will be determined based on actual, annualized performance through the date of the Change-in-Control.

Casino Bonus:	Mr. Holliday will receive a one-time cash bonus in an amount equal to $10,000,000, in the event that the building at 1515 Broadway, New York, New York is converted into a hotel/casino, subject to satisfaction of a projected EBITDA milestone and commencement of operating revenue from the completed project.
Debt Fund Carried Interest:	On or before March 31, 2025, Mr. Holliday will receive membership interests in the general partner of the Company’s opportunistic debt fund, which interests will provide Mr. Holliday with 12% of the carried interest distributions, if any, received by the general partner from such fund.
Severance Benefits:	If Mr. Holliday’s employment is terminated by the Company without Cause (including upon non-renewal of the term by the Company) or by Mr. Holliday for Good Reason during the term, Mr. Holliday will be entitled to the following payments or benefits:

	Termination Without Change-in-Control	Termination in Connection with Change-in-Control

•  (i) 3x the sum of base salary and average annual bonus for prior two years (or 1x in the case of non-renewal of the term) and (ii) 1x the target value of annual time-based equity award

•  Pro-rata bonus and pro-rata portion of target value of annual time-based award for partial year

•  Acceleration of all unvested equity awards (other than performance-based awards, which are governed by their terms)

•  24 months of benefit continuation payments (including life insurance)

•  3x the sum of base salary, average annual bonus for prior two years and target value of annual time-based award

•  Pro-rata bonus and pro-rata portion of target value of annual time-based award for partial year

•  Acceleration of all unvested equity awards (other than performance-based awards, which are governed by their terms)

•  36 months of benefit continuation payments (including life insurance)

Restrictive Covenants:	Mr. Holliday will not compete with the Company while employed (including after the end of the term of employment if employment continues) and until 12 months after termination of employment during the term (or 6 months after a termination in connection with or within 18 months after a Change-in-Control or a termination of employment upon or after the expiration of the term of employment). Mr. Holliday has also agreed to non-solicitation, non-disparagement and non-interference covenants.

In the event of a Change-in-Control, the employment agreement also provides for Mr. Holliday to receive a prorated cash bonus based on Mr. Holliday’s average annual bonus for the prior two years and the target value of his annual time-based equity award, which will offset any prorated bonus that Mr. Holliday would be entitled to receive upon termination in connection with the Change-in-Control, and, to the extent Mr. Holliday remains employed following

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the Change-in-Control and unless otherwise agreed, for cash compensation for future periods equal to Mr. Holliday’s base salary and cash bonus for the prior year as well as the target amounts for the annual time-based award and the annual performance-based award in lieu of the compensation otherwise provided. The employment agreement also requires the Company to maintain a life insurance policy for the benefit of Mr. Holliday’s beneficiaries in the face amount of $10 million and provides for certain payments and benefits if Mr. Holliday’s employment is terminated due to death or disability, although any payments or benefits due in connection with a termination due to death will be offset by the proceeds of the life insurance that the Company is required to maintain pursuant to the agreement.

The terms Cause, Good Reason and Change-in-Control, as used above, are specifically defined in Mr. Holliday’s new employment agreement. The discussion above is qualified in its entirety by reference to the copy of the employment agreement by and between the Company and Mr. Holliday, which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Award of Performance-Based Class O LTIP Units

In connection with entering into the new employment agreement, and in recognition of his role in the Company’s performance, Mr. Holliday also received a grant of 217,917 Class O LTIP Units on December 27, 2024 (the “Class O LTIP Units”) with an approximate grant date value of $4.5 million. The Class O LTIP Units are subject to both time-based vesting conditions and performance-based vesting conditions, with the performance-based vesting conditions satisfied if the average per share price of the Company’s common stock equals or exceeds $100.00 as of any trailing twenty trading day period between the grant date and the fifth anniversary thereafter. Subject to achievement of the foregoing performance hurdle and continued employment, the Class O LTIP Units vest ratably on December 31, 2025, December 31, 2026, and December 31, 2027. Upon a qualified termination, the time-based vesting conditions will accelerate, but the performance-based vesting conditions will continue to apply.

Subject to satisfaction of the vesting conditions above and the terms of the agreement of limited partnership of SL Green Operating Partnership, L.P. (the “Partnership”), the Class O LTIP Units may generally be converted into Class A Units of limited partnership interest in the Partnership (“common units”) until the 10th anniversary of the grant date. The number of common units into which each Class O LTIP Unit may convert will be determined by reference to the amount by which the closing trading price of the Company’s common stock on the date of conversion exceeds the closing trading price of the Company’s common stock on the grant date. Following conversion of Class O LTIP Units into common units, the common units acquired upon conversion of the Class O LTIP Units may be presented for redemption for cash equal to the then fair market value of a share of the Company’s common stock, except that the Company may acquire each common unit for one share of the Company’s common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Amended and Restated Employment and Noncompetition Agreement, dated as of December 27, 2024, by and between SL Green Realty Corp. and Marc Holliday.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
Name:	Andrew S. Levine
Title:	Executive Vice President, Chief Legal Officer and General Counsel

SL GREEN OPERATING PARTNERSHIP, L.P.

By: SL GREEN REALTY CORP., its general partner

By:	/s/ Andrew S. Levine
Name:	Andrew S. Levine
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Date: December 31, 2024

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